Exhibit 99.1

NextNav Announces Redemption of 5.00% Senior Secured Convertible Notes

Reston, VA — June 15, 2026 — NextNav Inc. (NASDAQ: NN) (“NextNav or the “Company”) a leader in next-generation 3D positioning, navigation, and timing (PNT)solutions, today announced that it has delivered a notice of redemption for all of its outstanding 5.00% Senior Secured Convertible Notes due 2028 (the “Notes”).

The Notes will be redeemed on June 25, 2026 (the “Redemption Date”), at a price equal to 100% of their principal amounts, plus accrued but unpaid interest (the “Redemption Price”), in accordance with the terms of the governing Note documents.

Under the terms of the Notes, the Company is entitled to redeem the Notes if the closing price of NextNav's common stock exceeds 160% of the conversion price of the Notes for at least 20 trading days during any consecutive 30-trading-day period ending on, and including the trading day immediately preceding the date the Company provides notice of redemption. The Company has determined that these redemption conditions have been satisfied.

 As of June 15, 2026, approximately $186.5 million in aggregate principal amount of Notes was outstanding, subject to adjustment in the event of conversions during the pendency of the redemption. Holders of the Notes may elect to convert their Notes in accordance with the terms of the governing Note documents at any time prior to the close of business on the second trading day immediately prior to the Redemption Date. Any Notes not converted prior to the applicable deadline will be redeemed for the Redemption Price on the Redemption Date and will thereafter be canceled and cease to be outstanding.

"With the redemption of these Notes, we continue to simplify the balance sheet and enhancefinancial flexibility as we continue advancing  our strategy to deliver a terrestrial complement and backup to GPS," said Tim Gray, CFO of NextNav.

Holders of Notes should direct any questions concerning the redemption process or conversion procedures to GLAS Trust Company LLC Limited at clientservices.usadcm@glas.agency. General questions concerning the redemption may be directed to the Company's investor relations team at ir@nextnav.com.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of, any of the Company's securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities laws of any such state or other jurisdiction.

Company Contact

IR@nextnav.com

About NextNav

NextNav Inc. (Nasdaq: NN) is a leader in next-generation 3D Positioning, Navigation, and Timing (PNT) solutions. As the nation’s largest license holder in a spectrum band expressly designated for terrestrial positioning services, NextNav is uniquely positioned to enable a widescale terrestrial complement and backup to GPS. Leveraging licensed low-band spectrum and the global 5G ecosystem, NextNav is focused on delivering an accurate, reliable, and resilient 3D PNT solution to protect national security, public safety, and the economy. Learn more at www.nextnav.com.

For more information, please visit https://nextnav.com/ or follow NextNav on X at https://x.com/NextNav or LinkedIn at https://www.linkedin.com/company/nextnav/.

Forward-Looking Statements

Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements include, but are not limited to, statements regarding the redemption of the Notes. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of the Company’s most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of the Company’s Quarterly Reports on Form 10-Q and in the Company’s other filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to the Companyon the date hereof. NextNav undertakes no duty to update this information unless required by law.